Exhibit 99.1

InnovAge Names Ben Adams as New Chief Financial Officer

DENVER, July 5, 2023 (GLOBE NEWSWIRE) – InnovAge Holding Corp. (“InnovAge”) (Nasdaq: INNV), an industry leader in providing comprehensive healthcare programs to dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE), names Ben Adams its Chief Financial Officer (CFO), effective July 10. Adams will lead the company's finance organization and help position the company for responsible, profitable growth.

Adams joins InnovAge’s executive leadership team as Barb Gutierrez steps down from the role of CFO to explore new career opportunities. The InnovAge team and Board of Directors thank Ms. Gutierrez for her many years of outstanding service, steady leadership and numerous contributions that have had a positive impact on the participants we serve.

“Ben’s financial background and deep experience in the healthcare services sectors is a great fit for InnovAge as we continue to improve and grow our business,” said Patrick Blair, President and CEO. “Ben brings more than 25 years of healthcare finance experience, including executive operational leadership, strategy development and implementation, and transaction execution. This experience will serve us well as we continue to care for more seniors, improve operating performance and expand our capabilities as both a care provider and payor.”

“We are very excited to have Ben join the InnovAge executive team,” said Jim Carlson, Chairman of the InnovAge Board of Directors. “Ben brings a deep financial skill set, broad industry experience and a professional reputation that makes him an ideal fit for InnovAge’s CFO.”

"I am thrilled to be joining InnovAge as it continues to expand its PACE offerings which enable seniors to age in the place of their choosing while being supported by outstanding patient-centered care,” said Adams. “I look forward to working with Patrick Blair and the entire leadership team as we work to collaboratively position the company for continued delivery of its mission.”

Adams brings nearly three decades of healthcare finance experience to InnovAge, including most recently as the CFO of Kepro, a physician-led, technology-enabled company that facilitates care for priority populations to help them remain in the home or community of their choice. Prior to Kepro, Adams served as CFO of RxSense, LLC, which provides direct to consumer pharmacy discount programs and B2B technology solutions to a broad range of pharmacy benefit providers. Earlier in his career, Adams was a senior health care investment banker for more than two decades. Adams has a B.A. in Economics from Tufts University and an M.B.A. in Finance with Honors from Columbia Business School.

Blair concluded, “Additionally, the entire InnovAge family thanks Barb for her longstanding service to the company and dedication to our mission. Barb played an instrumental role in leading the company through our IPO and subsequent operations as a public company. We wish her well in all her future endeavors.”

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE). With a mission of enabling older adults to age independently in their own homes for as long as safely possible, InnovAge’s patient-centered care model is designed to improve the quality of care its participants receive while reducing over-utilization of high-cost care settings. InnovAge believes its PACE healthcare model is one in which all constituencies — participants, their families, providers, and government payors — “win.” As of March 31, 2023, InnovAge served approximately 6,310 participants across 17 centers in five states. https://www.innovage.com/.

Investor Contact:

Ryan Kubota

RKubota@InnovAge.com

Media Contact:

Lara Hazenfield

Lhazenfied@InnovAge.com

Forward-Looking Statements – Safe Harbor

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, statements regarding our expectations with respect to the Company’s new Chief Financial Officer; the effective transition and readjustment of responsibilities within the Company; and our expectations with respect to the Company’s ability to improve and grow. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, failure to execute an orderly Chief Financial Officer transition; the impact of the transition on the Company, its employees and its suppliers; the viability of, and/or our failure to execute, our business strategy and our ability to realize expected results; and other risk factors identified in our SEC reports, including, our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, in each case, as filed with the SEC.

Any forward-looking statement made by the Company is based on information currently available to us. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.